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                                                                     EXHIBIT 5.1


                                October 2, 2002


AK Steel Corporation
AK Steel Holding Corporation
Douglas Dynamics, L.L.C.
703 Curtis Street
Middletown, Ohio  45043

Ladies and Gentlemen:

              We have acted as counsel to AK Steel Corporation, a Delaware corporation ("AK Steel"), AK Steel Holding Corporation, a Delaware corporation ("Holding") and Douglas Dynamics, L.L.C., a Delaware limited liability company ("Douglas Dynamics" and, together with Holding, the "Guarantors") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the "Registration Statement"), with respect to $550,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2012 (the "Notes") of AK Steel to be issued under an Indenture, dated as of June 11, 2002 (the "Indenture"), by and among AK Steel, the Guarantors and Fifth Third Bank, as trustee (the "Trustee"). The Notes will be unconditionally guaranteed on a senior basis by each of the Guarantors pursuant to guarantees contained in the Indenture (the "Guarantees").

              In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture, the form of Note set forth in the Indenture, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of AK Steel and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all

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AK Steel Corporation
October 2, 2002
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questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of AK Steel and the Guarantors. In addition, we have assumed that the Notes will be executed and delivered substantially in the form examined by us.

              Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

              1. The Notes have been duly authorized by all necessary corporate action on the part of AK Steel and, when duly executed on behalf of AK Steel, authenticated by the Trustee pursuant to the terms of the Indenture and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of AK Steel, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

              2. The Guarantees have been duly authorized by all necessary corporate action on the part of the Guarantors, and when the Notes are duly authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

              The opinions herein are limited to the laws of the State of New York, the corporate laws and limited liability company laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

              We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to any and all references to our firm under the caption "Legal Matters" in the Prospectus that is part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Weil, Gotshal & Manges LLP